Exhibit 99.(l)(1)

750 E. PRATT STREET SUITE 900 BALTIMORE, MD 21202 T 410.244.7400 F 410.244.7742 www.Venable.com

May 1, 2024

Ares Capital Corporation

245 Park Avenue, 44th Floor

New York, New York 10167

Re:Registration Statement on Form N-2

Ladies and Gentlemen:

We have served as Maryland counsel to Ares Capital Corporation, a Maryland corporation (the “Company”), and a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”), in connection with certain matters of Maryland law arising out of the registration of the following securities having an indeterminate aggregate initial offering price (collectively, the “Securities”): (a) shares of common stock, par value $0.001 per share (the “Common Stock”); (b) shares of preferred stock, par value $0.001 per share (the “Preferred Stock”); (c) debt securities (the “Debt Securities”); (d) subscription rights to purchase Common Stock (the “Rights”); (e) warrants representing rights to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”); and (f) units comprised of any combination of the foregoing Securities (the “Units”), as set forth in the Prospectus (as defined herein), as supplemented by one or more supplements to the Prospectus.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1.The Registration Statement (the “Registration Statement”) and the form of prospectus included therein (the “Prospectus”), substantially in the form transmitted to the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”);

2.The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

3.The Third Amended and Restated Bylaws of the Company (the “Bylaws”), certified as of the date hereof by an officer of the Company;

4.A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

Ares Capital Corporation

May 1, 2024

5.Resolutions adopted by the Board of Directors of the Company (the “Board”) relating to the registration of the Securities (the “Resolutions”), certified as of the date hereof by an officer of the Company;

6.A certificate executed by an officer of the Company, dated as of the date hereof; and

7.Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4.All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5.The issuance of, and certain terms of, the Securities to be issued by the Company from time to time will be authorized and approved by the Board, or a duly authorized committee thereof, in accordance with the Maryland General Corporation Law, the Charter, the Bylaws and the Resolutions (such approval referred to herein as the “Corporate Proceedings”).

Ares Capital Corporation

May 1, 2024

6.Articles Supplementary creating and designating the number of shares and the terms of any class or series of Preferred Stock to be issued by the Company will be filed with and accepted for record by the SDAT prior to the issuance of such Preferred Stock.

7.Upon the issuance of any Securities that are shares of Common Stock (“Common Securities”), including Common Securities which may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Common Securities, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.

8.Upon the issuance of any Securities that are shares of Preferred Stock (“Preferred Securities”), including Preferred Securities which may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Preferred Securities, the total number of shares of Preferred Stock issued and outstanding, and the total number of issued and outstanding shares of the applicable class or series of Preferred Stock designated pursuant to the Charter, will not exceed the total number of shares of Preferred Stock or the number of shares of such class or series of Preferred Stock that the Company is then authorized to issue under the Charter.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.Upon the completion of all Corporate Proceedings relating to Common Securities, the issuance of the Common Securities will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the Resolutions and the Corporate Proceedings, the Common Securities will be validly issued, fully paid and nonassessable.

3.Upon the completion of all Corporate Proceedings relating to Preferred Securities, the issuance of the Preferred Securities will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the Resolutions and the Corporate Proceedings, the Preferred Securities will be validly issued, fully paid and nonassessable.

4.Upon the completion of all Corporate Proceedings relating to the Securities that are Debt Securities, the issuance of the Debt Securities will be duly authorized.

Ares Capital Corporation

May 1, 2024

5.Upon the completion of all Corporate Proceedings relating to the Securities that are Rights, the issuance of the Rights will be duly authorized.

6.Upon the completion of all Corporate Proceedings relating to the Securities that are Warrants, the issuance of the Warrants will be duly authorized.

7.Upon the completion of all Corporate Proceedings relating to the Securities that are Units, the issuance of the Units will be duly authorized.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning federal law or the laws of any other state. We express no opinion as to the applicability or effect of federal or state securities laws, including the securities laws of the State of Maryland, or the 1940 Act, federal or state laws regarding fraudulent transfers or the laws, codes or regulations of any municipality or other jurisdiction. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Venable LLP